Exhibit 10.1

CENDANT RENTAL CAR FUNDING (AESOP) LLC

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

___________________________________________

SUPPLEMENTAL INDENTURE No. 1

Dated as of December 23, 2005

to

SECOND AMENDED AND RESTATED

BASE INDENTURE

Dated as of June 3, 2004

___________________________________________

Rental Car Asset Backed Notes

(Issuable in Series)

SUPPLEMENTAL INDENTURE No. 1, dated as of December 23, 2005 (“Supplemental Indenture”), to the SECOND AMENDED AND RESTATED BASE INDENTURE, dated as of June 3, 2004, between CENDANT RENTAL CAR FUNDING (AESOP) LLC, a special purpose, limited liability company established under the laws of Delaware, as issuer (“CRCF”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, CRCF and the Trustee are parties to a Second Amended and Restated Base Indenture, dated as of June 3, 2004 (the “Base Indenture”); and

WHEREAS, CRCF desires to amend certain definitions and to insert certain definitions into Schedule I to the Base Indenture;

WHEREAS, CRCF has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, pursuant to Section 12.2(i) of the Base Indenture, an amendment to certain definitions in the Definitions List in Schedule I to the Base Indenture requires the consent of each affected Noteholder; and

WHEREAS, CRCF has received the consent of each affected Noteholder in accordance with the terms and conditions of the applicable Supplement in connection with the execution of this Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Base Indenture be amended and supplemented as follows:

SECTION 1:   AMENDMENT TO SCHEDULE I

Section 1.1  Additional Definitions. The Definitions List in Schedule I to the Base Indenture is hereby amended by adding the following definitions in appropriate alphabetical order:

““Adjustment Amount” means, as of any date of determination, with respect to each Adjusted Program Vehicle as of such date, an amount equal to either (i) the amount with respect to such Adjusted Program Vehicle for such date agreed to in writing by CRCF and each of the Noteholders, which amount shall have been reported by CRCF to each Rating Agency or (ii) if no such amount for such date has been agreed to in writing by CRCF and each of the Noteholders, the amount, if any, by which (a) the Net Book Value of such Adjusted Program Vehicle as of such date exceeds (b) an amount equal to what would have been the Net Book Value of such Program Vehicle as of such date had such Adjusted Program Vehicle been a Non-Program Vehicle at the time of delivery thereof pursuant to Section 2.1 of the AESOP I Operating Lease.”

““Adjusted Program Vehicle” means, as of any date of determination, a Program Vehicle manufactured by a Bankrupt Manufacturer with respect to which the Confirmation Condition is not satisfied; provided, however, that solely for the purposes of calculating the Adjustment Amount with respect to any Adjusted Program Vehicle that has become a Redesignated Vehicle, such Vehicle shall be considered an Adjusted Program Vehicle until all amounts required to be paid pursuant to, and in accordance with, Section 2.7 of the applicable Lease with respect to such Adjusted Program Vehicle have been paid.”

““Aggregate Adjustment Amount” means, as of any date of determination, the sum of the Adjustment Amount for each Adjusted Program Vehicle leased under a Lease.”

““Bankrupt Manufacturer” means any Manufacturer of Program Vehicles with respect to which an Event of Bankruptcy (determined without regard to the 60 day period in clause (a) of the definition of Event of Bankruptcy) has occurred and is continuing.”

““Chapter 11 Proceedings” means proceedings under chapter 11 of the Bankruptcy Code.”

““Confirmation Condition” means, with respect to any Bankrupt Manufacturer which is a debtor in Chapter 11 Proceedings, a condition that shall be satisfied upon the bankruptcy court having competent jurisdiction over such Chapter 11 Proceedings issuing an order that remains in effect approving (i) the assumption of such Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) by such Bankrupt Manufacturer or the trustee in bankruptcy of such Bankrupt Manufacturer under Section 365 of the Bankruptcy Code and at the time of such assumption, the payment of all amounts due and payable by such Bankrupt Manufacturer under such Manufacturer Program and the curing of all other defaults by the Bankrupt Manufacturer thereunder or (ii) the execution, delivery and performance by such Bankrupt Manufacturer of a new post-petition Manufacturer Program (and the related assignment agreements) on the same terms and covering the same Vehicles as such Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) in effect on the date such Bankrupt Manufacturer became subject to such Chapter 11 Proceedings and, at the time of the execution and delivery of such new post-petition Manufacturer Program, the payment of all amounts due and payable by such Bankrupt Manufacturer under such Manufacturer Program and the curing of all other defaults by the Bankrupt Manufacturer thereunder; provided that notwithstanding the foregoing, the Confirmation Condition shall be deemed satisfied until the 30th calendar day following the initial filing in respect of such Chapter 11 Proceedings.”

““Excluded Redesignated Vehicle” means each Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy or Manufacturer Event of Default has occurred that becomes a Redesignated Vehicle prior to the Inclusion Date for such Vehicle, as of and from the date such Vehicle becomes a Redesignated Vehicle to and until the Inclusion Date for such Vehicle.”

““Inclusion Date” means, with respect to any Vehicle, the date that is nine months after the earlier of (i) the date such Vehicle became a Redesignated Vehicle and (ii) if the Manufacturer of such Vehicle is a Bankrupt Manufacturer, the date upon which the Event of Bankruptcy which caused such Manufacturer to become a Bankrupt Manufacturer first occurred.”

““Redesignated Vehicle” means any Vehicle that was a Program Vehicle when originally acquired or financed by the applicable Lessor and that has been redesignated as a Non-Program Vehicle in accordance with Section 2.7 of the applicable Lease.”

““Unaccepted Program Vehicle” means a Program Vehicle that is rejected as ineligible for repurchase by the related Manufacturer (or for sale at auction under the applicable Manufacturer Program) and that is not expected to be accepted upon a subsequent return, or that at the time of its intended disposition is determined by the relevant Lessee as likely to be so rejected; provided, however, that after such rejection or determination such Vehicle will not be used in the operating fleet of the relevant Lessee.”

Section 1.2  Amended and Restated Definitions. The Definitions List in Schedule I to the Base Indenture is hereby amended by deleting the definition of  “AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount”, “AESOP I Operating Lease Program Vehicle Ineligible Asset Amount”,  “AESOP II Ineligible Asset Amount”, “Eligible Non-Program Manufacturer”, “Finance Lease Non-Program Vehicle Ineligible Asset Amount”, “Finance Lease Program Vehicle Ineligible Asset Amount”,“Manufacturer Event of Default”, “Market Value Average”, “Monthly Noteholders Statement” and “Non-Program Fleet Market Value” and the following are hereby inserted in place thereof:

““AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount equal to, without duplication, (a) the aggregate of all amounts specified in clause (ii) of the definition of “AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are either (x) unpaid more than thirty (30) days past the applicable disposition date or (y) due from a Bankrupt Manufacturer, plus (b) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are past due as of such date.”

““AESOP I Operating Lease Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount equal to, without duplication, (a) the aggregate of all amounts receivable as of such date by AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease from a Manufacturer that is not a Bankrupt Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Operating Lease Loan Agreement

Program Vehicle Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of “AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base” which are past due as of such date, plus (e) the aggregate of all amounts receivable from a Bankrupt Manufacturer as of such date by AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease.”

““AESOP II Ineligible Asset Amount” means, as of any date of determination, an amount equal to, without duplication, (a) the aggregate of all amounts receivable as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease from a Manufacturer that is not a Bankrupt Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP II Loan Agreement Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of “AESOP II Loan Agreement Borrowing Base” which are past due as of such date, plus (e) the aggregate of all amounts receivable from a Bankrupt Manufacturer as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease.”

““Eligible Non-Program Manufacturer” means GM, Chrysler, Ford, Mazda, Nissan, Nissan Hawaii, Toyota, Subaru, Mitsubishi, Kia, Hyundai, Isuzu, Suzuki and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer as an Eligible Non-Program Manufacturer will not adversely affect the current rating of any Series of Notes and (ii) has been approved by each Enhancement Provider.”

““Finance Lease Non-Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount equal to the sum, without duplication, of (a) the aggregate of all amounts specified in clause (ii) of the definition of “AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are either (x) unpaid more than thirty (30) days past the applicable disposition date or (y) due from a Bankrupt Manufacturer, plus (b) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are past due as of such date.”

““Finance Lease Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount (without duplication) equal to (a) the aggregate of all amounts receivable as of such date by CCRG, ARAC, BRAC, AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Finance Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by CCRG, ARAC, BRAC, AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to

Program Vehicles leased under the Finance Lease from a Manufacturer that is not a Bankrupt Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of “AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base” which are past due as of such date, plus (e) the aggregate of all amounts receivable from a Bankrupt Manufacturer as of such date by CCRG, ARAC, BRAC, AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Finance Lease.”

““Manufacturer Event of Default” means, with respect to any Manufacturer, (i) the failure by such Manufacturer (or in the case of a Guaranteed Depreciation Program, the failure by such Manufacturer or any related auction dealers) to pay any amount due (including any recovery in a bankruptcy proceeding of a payment previously made which results in a failure to pay) under such Manufacturer’s Manufacturer Program with respect to a Vehicle turned in to such Manufacturer (including any Relinquished Vehicle); provided, however, that (a)(I) in the case of an Eligible Manufacturer Program with a Manufacturer that is not a debtor in Chapter 11 Proceedings, such failure continues for more than ninety (90) days following the Turnback Date for such Vehicle, (II) in the case of an Eligible Manufacturer Program with a Manufacturer that is a debtor in Chapter 11 Proceedings, such failure continues either (x) for more than thirty (30) days from the later of the date such amount was due under the terms of such Manufacturer’s Manufacturer Program and the date of the initial filing in respect of such Chapter 11 Proceedings or (y) more than ninety (90) days following the Turnback Date for such Vehicle and (III) in the case of any other Manufacturer Program, such failure continues for more than thirty (30) days following the Turnback Date for such Vehicle and (b) in the case of an Eligible Manufacturer Program only, the aggregate of any such amounts not paid (each, a “Past Due Amount”) are equal to or in excess of the lesser of the Default Amount with respect to such Manufacturer Program and the then-outstanding aggregate amount of repurchase obligations of the Manufacturer under such Manufacturer Program, in each case net of Past Due Amounts that are the subject of a good faith dispute as evidenced by a writing by AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation or other attempt to reject a Manufacturer Program by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program); (ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Manufacturer; (iii) the failure or refusal by such Manufacturer to accept for repurchase Program Vehicles in breach of such Manufacturer’s related Manufacturer Program; or (iv) the termination of such

Manufacturer’s Manufacturer Program or the failure of an Eligible Program Manufacturer’s Manufacturer Program to meet the requirements of an Eligible Manufacturer Program; provided, that no Manufacturer Event of Default shall be deemed to have occurred and be continuing under clause (ii) with respect to a Manufacturer on any date so long as (a) no Enhancement Deficiency exists with respect to any Series of Notes, and (b) such Manufacturer is a debtor in Chapter 11 Proceedings and, on or prior to such date, (i) such Manufacturer has not failed to assume a Manufacturer Program and related assignment agreements and receive any bankruptcy court approval by any date specified by order of the bankruptcy court having competent jurisdiction over such Chapter 11 Proceedings, (ii) neither such Manufacturer nor the trustee in bankruptcy of such Manufacturer has filed a motion in the bankruptcy court having competent jurisdiction over such Chapter 11 Proceedings seeking such bankruptcy court’s approval of the rejection of the Manufacturer Program (or any material portion thereof) of such Manufacturer pursuant to Section 365 of the Bankruptcy Code without concurrently seeking approval of the execution of a new Manufacturer Program (and the related Assignment Agreements) of such Manufacturer on the same terms and covering the same Vehicles as the Manufacturer Program being rejected and (iii) no plan in such Chapter 11 Proceedings has been confirmed without the assumption of all such Manufacturer Programs and the related Assignment Agreements under Section 365 of the Bankruptcy Code.”

““Market Value Average” means, as of any day, the percentage equivalent of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of the preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of all Non-Program Vehicles (excluding (i) any Unaccepted Program Vehicles and (ii) any Excluded Redesignated Vehicles) leased under the AESOP I Operating Lease and the Finance Lease as of the preceding Determination Date and the two Determi-nation Dates precedent thereto.”

““Monthly Noteholders Statement” means a statement containing the information set forth in Exhibit E to the Base Indenture.”

““Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles (excluding (i) any Unaccepted Program Vehicles and (ii) any Excluded Redesignated Vehicles) as of any date of determination, the sum of the respective Market Values of each such Non-Program Vehicle subject to the AESOP I Operating Lease or the Finance Lease as of such date. For purposes of computing the Non-Program Fleet Market Value, the “Market Value” of a Non-Program Vehicle means the market value of such Non-Program Vehicle as specified in the most recently published NADA Guide for the model class and model year of such Non-Program Vehicle based on the average equipment and the average mileage of each Non-Program Vehicle of such model class and model year then leased under the AESOP I Operating Lease and the Finance Lease. If such Non-Program Vehicle is not listed in the most recently published NADA Guide, then the “Market Value” of a Non-Program Vehicle means the Capitalized Cost of such Non-Program Vehicle less depreciation charges accrued in respect of such Non-Program Vehicle in accordance with the applicable Depreciation Schedule since the date of such

Non-Program Vehicle’s purchase. Notwithstanding the foregoing, if a Non-Program Vehicle is subject to a Manufacturer Program and for so long as no Manufacturer Event of Default has occurred with respect to the related Manufacturer, the Market Value of such Non-Program Vehicle as of any date of determination, will equal the Repurchase Price on such date with respect to such Vehicle under such Manufacturer Program.”

Section 1.3  Amended Definitions.

The Definitions List in Schedule I to the Base Indenture is hereby amended by deleting the term “Redesignated Program Vehicle” and replacing the term “Redesignated Program Vehicle” with the term “Unaccepted Program Vehicle” in each place such term appears within the definitions of “Measurement Month”, “Measurement Month Average” and “Non-Program Vehicle Amount”.

SECTION 2:   REPRESENTATIONS AND WARRANTIES

In order to induce the Trustee to agree to this Supplemental Indenture, CRCF hereby represents and warrants as follows for the benefit of the Trustee and the Secured Parties, as of the date hereof:

Section 2.1  Affirmation of Representations and Warranties.

Each representation and warranty of CRCF set forth in the Base Indenture and in each other Related Document to which it is a party is true and correct as of the date of this Supplemental Indenture in all material respects (except for representations and warranties which are limited as to materiality by their terms, which representations and warranties shall be true and correct as of the date of this Supplemental Indenture) as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.

Section 2.2  Limited Liability Company and Governmental Authorization.

The execution, delivery and performance by CRCF of this Supplemental Indenture (a) is within CRCF’s limited liability company powers and has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained, and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or limited liability company agreement of CRCF or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon CRCF or any of its Assets or result in the creation or imposition of any Lien on any Asset of CRCF, except for Liens created by this Supplemental Indenture or the other Related Documents. This Supplemental Indenture has been executed and delivered by a duly authorized officer of CRCF.

Section 2.3  Binding Effect.

This Supplemental Indenture is a legal, valid and binding obligation of CRCF enforceable against CRCF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 2.4  No Consent.

No consent or action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of CRCF’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by CRCF prior to the Initial Closing Date, or the date hereof, as applicable.

SECTION 3:   CONDITIONS PRECEDENT

This Supplemental Indenture shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:

1.	The consent of each affected Noteholder shall have been given in accordance with the terms of the applicable Supplement and a copy thereof provided to the Trustee.

2.	The Rating Agency Consent Condition shall have been satisfied.

3.
The Trustee shall have received an Officer’s Certificate of CRCF dated as of the date hereof to the effect that (i) no Amortization Event, Aggregate Asset Amount Deficiency, Enhancement Agreement Event of Default, Enhancement Deficiency, Loan Event of Default, AESOP I Operating Lease Vehicle Deficiency, Manufacturer Event of Default, Lease Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Loan Event of Default, Potential Lease Event of Default, or Potential Manufacturer Event of Default is continuing or will occur as a result of the execution and delivery of this Supplemental Indenture, and (ii) the execution and delivery of this Supplemental Indenture will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument, including, without limitation, any Related Document, to which CRCF is a party or by which it or its property is bound or any order of any court or administrative agency entered in the suit, action or other judicial or administrative proceeding to which CRCF is a party or by which it or its property may be bound or to which it or its property may be subject,

4.
The Trustee shall have received one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein and an Officer’s Certificate of CRCF, in each case, in a form substantially acceptable to the Trustee, dated the date hereof, substantially to the effect that all conditions precedent provided for in the Base Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects.

SECTION 4:   MISCELLANEOUS

Section 4.1  Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.2  Ratification and Effect.

The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

Section 4.3  Effect of Supplemental Indenture.

This Supplemental Indenture is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Base Indenture.

Section 4.4  Headings, etc.

The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.5  Choice of Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Trustee and CRCF have caused this Supplemental Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

By:	CENDANT RENTAL CAR FUNDING (AESOP) LLC, as Issuer /s/ Lori Gebron
Name: Lori Gebron Title: Vice President

By:	THE BANK OF NEW YORK, as Trustee /s/ John Bobko
Name: John Bobko Title: Vice President